UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Consent Revocation Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CALMARE THERAPEUTICS INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Alan Talesnick, Esq. Haynes and Boone, LLP. 1050 17th Street Suite 1800 Denver, CO 80265

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PRELIMINARY CONSENT REVOCATION STATEMENT

SUBJECT TO COMPLETION DATED JANUARY [●], 2018

CALMARE THERAPEUTICS INCORPORATED

1375 Kings Hwy.

Suite 400

Fairfield, CT 06824

(203) 368-6044

CONSENT REVOCATION STATEMENT OF THE BOARD OF DIRECTORS OF

CALMARE THERAPEUTICS INCORPORATED IN OPPOSITION TO THE

CONSENT SOLICITATION BY THE

COMPLAINING MINORITY STOCKHOLDERS

This consent revocation statement filed on Schedule 14A (the “Consent Revocation Statement”) is furnished by the Board of Directors (the “Board”) of Calmare Therapeutics Incorporated, a Delaware corporation (the “Company” or “Calmare”), to the holders of outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), in connection with the Board’s opposition to the solicitation of written stockholder consents (the “Minority Consent Solicitation”) by the Calmare Committee to Restore Stockholder Value (the “Complaining Minority Stockholders”).

On December 5, 2017, the Complaining Minority Stockholders filed a definitive consent solicitation (the “Complaining Minority Statement”) with the SEC in commencing a process to solicit written consents from the Calmare stockholders to facilitate the removal of all of the current members of the Board except for Stan Yarbro. The Complaining Minority Stockholders state in the Complaining Minority Statement that the record date is November 16, 2017, but the Company does not believe the Complaining Minority Stockholders have followed the appropriate and legally valid procedures to establish November 16, 2017 as the record date. Even though the Company believes that the Complaining Minority Stockholders have not properly established a record date, the Company plans to seek consent revocations for all Calmare stockholders of record as of the close of business on November 16, 2017.

Your Board believes that the Complaining Minority Stockholders seek to control the future of Calmare - your Company - without paying a control premium for Calmare to you and all remaining stockholders and that the Complaining Minority Stockholders are seeking your support for their attempt to seize control of the Board by advancing a series of arguments based on half-truths and incomplete or just plain misleading arguments about Calmare, including what we perceive to be misleading arguments about the Company’s prospects for future success. We also are concerned that Stanley Yarbro, the spokesman for the Complaining Minority Stockholders, has yet to disclose to you that, as a director of Calmare, he personally approved much of, if not all, of the issues he has raised in the Complaining Minority Statement, including the appointment of, and the compensation paid to, Calmare’s CEO, Conrad Mir, and Mr. Mir’s five-year business plan for the Company. Finally, Mr. Yarbro has yet to tell you about what we believe is his own role in undermining the Company’s prospects for success, which began long before the Company adopted its current five-year business plan for development.

We urge you not to be fooled by what we perceive to be the specious arguments of the Complaining Minority Stockholders and to reject their appeals for your support by refusing to sign or return any form of consent sent to you by them.

There are several false and misleading statements in the Complaining Minority Statement. The Company has the following responses to the statements in the Complaining Minority Statement:

1.	The statements in the Complaining Minority Statement that the decrease in the Company’s stock price since 2013 was due to the actions of Conrad Mir are, in our opinion, false and misleading.

The statements by the Complaining Minority Stockholders throughout the Complaining Minority Statement that the actions and inactions of Mr. Mir were the cause of the Company’s stock losing value are, in our opinion, false and misleading. When Mr. Mir became the CEO of the Company in September 2013, the Company’s stock price was already in the midst of a severe decline in price as the price per share of the Company’s stock had dropped from $14.20 in 2005 to $0.05 in the weeks after Mr. Mir assumed the office of CEO. When Mr. Mir joined the Company, he set out on a five-year plan to turn around the Company’s economic outlook. It was a five-year plan because it was anticipated to take approximately 5 years, to achieve FDA approval for the Company’s medical devices, and the Company now expects to receive this approval for certain of its devices 2018.

When Mr. Mir joined Calmare, he inherited several economically difficult business transactions that previously had been agreed to during Mr. Yarbro’s tenure on the Board and as Chairman of the Audit Committee. It is our opinion that Mr. Yarbro cannot, in hindsight, criticize these transactions and the Board that agreed to them without criticizing himself as well. Mr. Mir, working with the Board, was able to unwind many of these transactions, or what he believed to be their negative effects, for the benefit of the Company and its stockholders.

Although the Company’s stock price currently is not trading at high levels, we believe that this is not because of the action or inaction of Mr. Mir. Rather, in our observation, Mr. Mir and the Company’s current management team and Board members (except for Mr. Yarbro) have worked tirelessly on the Company’s five-year plan to turn the Company around. We strongly believe that the Company is getting very close to realizing the benefits of these efforts.

In short, we believe that the Complaining Minority Stockholders are incorrect in stating that the Company is in the position it is because of Mr. Mir. In our view, Mr. Mir has tried to correct the shortfalls of the Company. Again, we believe that Mr. Yarbro is unfairly criticizing – in hindsight – the decisions of the earlier Board as if he were not part of it – even though Mr. Yarbro was a Board member at that time and fully participated in those decisions.

2.	The statements in the Complaining Minority Statement regarding the Company’s contract with the U.S. General Services Administration are, in our opinion, misleading.

The Complaining Minority Stockholders state a belief that Mr. Mir misled the stockholders when the Company entered into an agreement with the U.S. General Services Administration (the “GSA”). The Company received a Blanket Purchase Agreement (the “BPA”) in 2015 under the Company’s government contractor status with the GSA, which totals $15,000,000, payable over the course of five years, and divided into five one-year contracts. The BPA was awarded to the Company for the purchase of the Company’s name-branded sensory and stimulation electrodes, and was and remains subject to final review by the GSA prior to the commencement of electrode purchases by way of the BPA. The GSA’s review is much more demanding for smaller companies due to available capital reserves and limited human capital resources in small companies, which is the case for Calmare. Mr. Mir originally estimated that the contract and the related payments would begin in spring 2015, but due to the rigorous review process and the change in administrations, the five-year contract and related payments have not yet begun. The Company expects that the GSA contract and related payments will begin in 2018. The GSA continues to buy electrodes from the Company, which is a consequence of the five-year contract.

The Complaining Minority Stockholders are incorrect in saying the Company lost its contract with the GSA. The Company continues to have two contracts, one for electrodes and one for devices, with the government. They are in interim status, pending final GSA review approval, as the Company continues to supply electrodes to the U.S. Veteran’s Administration and similar customers.

Finally, we believe that the Complaining Minority Stockholders have put the Company’s contract with the GSA at risk because it appears to us that at least one of them has shared highly confidential information with persons outside of Calmare. This improper and unauthorized disclosure of information related to the GSA contract, other than its existence, may lead the GSA to terminate the contract, which would materially harm the Company. The Complaining Minority Stockholders’ apparent lack of experience with these contracts has shown not only in that instance, but also because the Complaining Minority Stockholders have disclosed the terms to the public in the Complaining Minority Statement. This lack of experience could lead to substantial harm to the Company.

3.	The statements in the Complaining Minority Statement regarding compensation are, in our opinion, false and misleading.

The Complaining Minority Stockholders present what we perceive to be false and misleading statements with respect to Mr. Mir’s compensation. Mr. Mir signed a contract for $270,000 per year, plus bonuses and equity compensation. This contract was approved by one of the Minority Complaining Stockholders (Mr. Yarbro), among others, all of whom were independent of Mr. Mir. Mr. Mir has repeatedly satisfied the bonus criteria that warranted the awarding of the associated bonus(es), where applicable. The bonus payments in 2015 and 2016 were approved by the Board and Compensation Committee. Mr. Yarbro not only was a member of that Committee, at that time, but also voted in favor of the bonus(es) for Mr. Mir. In addition, Mr. Mir agreed to receive only one-half of his bonus payment in cash and the other half in stock, so as to reduce the cash owed by the Company. Contrary to references from the Minority Complaining Stockholders, at their own initiative Mr. Mir and the other executive officer (the CFO) have deferred and accrued a total of nine and a half months of salary that has not been paid by the Company so as not to burden the Company.

Contrary to references from the Minority Complaining Stockholders, Mr. Mir has not unilaterally given himself any compensation. All compensation provided to Mr. Mir has been pre-approved by all the members of the Board, which included Mr. Yarbro’s vote as a director. Furthermore, all such votes were unanimous. The Complaining Minority Statement incorrectly concluded that the Company has failed to pay its employees for four months. This is inaccurate. To date, the Company has paid all of its non-officer and non-management employees.

4.	The statements in the Complaining Minority Statement regarding the removal of Stan Yarbro as director are, in our opinion, misleading.

Stan Yarbro is currently a director of the Company. A majority of the Board wanted to remove Mr. Yarbro from the Board because they believed that, as a director, he shared material non-public information with certain stockholders of the Company who were not directors or officers. These actions are not authorized for a director such as Mr. Yarbro to do. Nevertheless, the Board also understands that there are certain processes and procedures regarding the removal of a director under Delaware law that supersede the Company’s by-laws, and that Mr. Yarbro, who originally became a director in 2012, has remained a director since that time and was not removed from the Board in March 2017. Nonetheless, by sharing material non-public information in an unauthorized manner with persons outside the Calmare Board, we believe that Mr. Yarbro has directly harmed the Company and may jeopardize future business transactions, including the termination of any contract with the GSA. We believe that this behavior and any similar activity is highly detrimental to Calmare.

5.	The statements regarding the Company firing its former accounting firm are, in our opinion, misleading.

The Complaining Minority Statement makes what we perceive to be misleading assertions concerning the Company’s firing of its former accounting firm without an explanation as to why the accounting firm was fired. The Company’s former accounting firm’s contract had expired. Upon review of the time taken to file the Company’s 2016 Form 10-K, management determined it was in the Company’s best interest to take the opportunity to change accounting firms and help keep the Company on track to file timely disclosures with the SEC. The Company hired BDO USA as its new accounting firm.

6.	The Complaining Minority Stockholders, in our opinion, do not have a clear plan that will help the Company.

The Complaining Minority Stockholders state that they have a plan to turn around the value of the Company. Despite this statement, it is unclear how they would be able to do this, particularly given the limited experience they have in the medical device field. They do not have experience with FDA approvals; and, they have stated their desire to utilize a sales process that, in our opinion, would greatly delay if not preclude the Company from gaining FDA approvals for a diagnosis. In turn, this would greatly harm the value of the Company in the future. The Complaining Minority Stockholders have limited experience with GSA contracts. For example, the contracts with the GSA contain most favored nations clauses for the products sold under the contract. If a vendor, such as the Company, sells the products at a price less than the pre-approved government price to another customer, the exclusive price of the products sold to the government will in turn be reduced. This is the main reason the Company has not sold discounted products to other customers for purported short-term gains that risk long-term revenues. If the Complaining Minority Stockholders sell the Company’s products at reduced prices, it will greatly harm the Company’s future revenue from the GSA contracts.

The Complaining Minority Stockholders have not acted in the best interests of the Company by disclosing certain aspects of the contracts with the GSA to persons outside the Company. Furthermore, Mr. Yarbro has disclosed material, non-public information to certain stockholders who have interests adverse to the Company, which is extremely harmful to the Company.

7.	The biography of Mr. Yarbro in the Complaining Minority Statement is, in our opinion, misleading.

The Complaining Minority Statement fails to note that Mr. Yarbro has been a director of the Company since March 2012. Mr. Yarbro was a director of the Company prior to Mr. Mir’s involvement, and Mr. Yarbro approved many of the transactions that we believe resulted in significant reductions in the value of the Company’s stock prior to Mr. Mir initially becoming involved as CEO of the Company. We believe that the failure of the Complaining Minority Statement to discuss Mr. Yarbro’s involvement in the operation of the Company, and particularly the fact that he was involved when the problems occurred prior to Mr. Mir’s involvement, is misleading because it seeks to portray Mr. Mir as responsible for the damages that arose from the acts and omissions of others, including the acts and omissions of Stanley Yarbro in his roles at the Company before the appointment of Mr. Mir.

8.	The assertion in the Complaining Minority Statement that the Complaining Minority Stockholders had requested a meeting with the Board and management is, in our opinion, misleading.

The Complaining Minority Statement asserts that the Complaining Minority Stockholders sent letters to the Board and management team of the Company to set up a meeting to voice their concerns, and that once a meeting was set up it was cancelled. The request for a meeting was relayed to Mr. Mir, and the requested meeting was scheduled, but it had to be cancelled due to a conflict in Mr. Mir’s schedule related to Company operational matters. Afterward, Mr. Mir offered to have a call with the Complaining Minority Stockholders to discuss their concerns, but the Complaining Minority Stockholders never agreed, and were not willing, to have a call.

9.	The statements in the Complaining Minority Statement regarding the Company’s litigation are, in our opinion, false and misleading.

The Complaining Minority Stockholders’ statement that the Company has failed to defend and resolve major litigation, in our opinion, is false and misleading. The Company has attempted to protect itself in defending and opposing the lawsuit with GEOMC to the fullest extent and is currently fighting through the appeal process. This lawsuit arose from actions of the prior management and their failure to meet certain payment obligations. The Company has gone to great lengths to fight the lawsuit with GEOMC, and will continue to do so.

The statements by the Complaining Minority Stockholders that the Company has failed to fight a judgment with respect to a former employee for $400,000 also is, in our opinion, misleading as the Company is currently appealing this judgment. The complaint concerns a former government sales consultant’s contract (the “Sales Contract”), which was approved under Mr. Yarbro’s tenure as a director and as Chairman of the Audit Committee, and which was greatly detrimental to the Company. The Sales Contract had certain provisions that unduly protect the consultant. These provisions included no sales quotas or regular progress reports to management, and were approved by the Board, of which Mr. Yarbro was a member, with what we believed to be ironclad, company-killing provisions. Given our belief that a successful outcome to our defense of this lawsuit in a court of law would be very difficult to achieve, we avoided trial and settled. Then, at the time that an installment payment was to be made, the Company experienced cash flow restrictions and the applicable penalty was triggered, which consequently progressed into a judgment. The Company has attended all proceedings related to this matter.

The Complaining Minority Stockholders are asking you for your written consent as to the following proposals (each, a “Minority Proposal” and collectively, the “Minority Proposals”), which the Company, as stated above, believes are not in the best interests of the Company and should be rejected by the Stockholders of the Company:

Proposal No. 1: This Proposal provides for the removal of four of the current members of the Board. The Company believes this proposal will greatly harm the future value of the Company’s stock, as these four Board members have been working on a five-year plan to increase the value of the Company going forward. This Minority Proposal will cause the Company to abandon this five-year plan, and will greatly undermine the potential future value the plan would bring to the Company, as the Complaining Minority Stockholders do not have a plan of their own that would be good for the business of the Company.

Proposal No. 2: This Proposal is to elect four new nominees to the Board. As previously stated, the Company does not believe the election of the directors proposed by the Complaining Minority Stockholders will benefit the Company. Again, in our opinion, the proposed nominees do not have the proper experience in running a company, as seen by the unhelpful Minority Proposals. We also believe that the proposed directors do not have the necessary experience in the medical device field to operate the Company and, in our opinion, their business plan would greatly undermine the Company’s future prospects for success.

Proposal No. 3: This proposal will fix the number of directors on the Board at five (5) directors.

Proposal No. 4: This proposal would amend the Company’s Bylaws to require the unanimous vote of all the members of the Board for any amendment by the Board to the Bylaws which would change the number of directors constituting the Board. The Company does not believe this is a beneficial amendment. In fact, we believe that this proposal shows how the Complaining Minority Stockholders do not understand how to operate a company, particularly a publicly-traded company. The Board should operate by majority vote, just like most other boards of directors. If a board is required to act unanimously, one board member can hold the Company hostage and prevent future growth and development. The Company should not be hampered or prohibited from acting due to the voice of one member of the Board.

Proposal No. 5: The Complaining Minority Stockholders are seeking stockholder consent to amend the Company’s Bylaws so that only Calmare stockholders (and not the Board) can fill any vacancies on the Board. This proposal will make it difficult for the Company to operate because, among other issues, if any vacancies were to occur, the Board would not be able to fill those vacancies before the next stockholder meeting. If this amendment is approved, the Board will not be able to reorganize properly if a vacancy on the Board occurs, and this could cause great harm to the Company until a new director is appointed by the stockholders.

Proposal No. 6: Stockholders are being asked to adopt a resolution which would repeal each provision of the Company’s Bylaws or amendments of the Bylaws that have been adopted after October 10, 2010, but the Complaining Minority Stockholders have not disclosed what changes this would involve. This amendment should be rejected, because the Company has been operating under the current Bylaws for some time and should not have to revert to Bylaws that are over seven years old. This proposal is contradictory because some of the nominees proposed by the Complaining Minority Stockholders actually approved amendments to the Bylaws that were made since October 20, 2010. It does not make sense for these nominees to now revoke their previous approval to these amendments to the Bylaws.

THE BOARD IS COMMITTED TO ACTING IN THE BEST INTERESTS OF THE COMPANY’S STOCKHOLDERS AND HAS DETERMINED AS DESCRIBED ABOVE THAT THE PROPOSALS FROM THE COMPLAINING MINORITY STOCKHOLDERS ARE NOT IN THE BEST INTERESTS OF CALMARE’S STOCKHOLDERS.

ACCORDINGLY, THE BOARD URGES YOU NOT TO SIGN ANY CONSENT CARD SENT TO YOU BY THE COMPLAINING MINORITY STOCKHOLDERS AND INSTEAD URGES YOU TO SIGN AND RETURN THE GOLD CONSENT REVOCATION CARD INCLUDED WITH THESE MATERIALS FROM THE BOARD.

If you have previously signed and returned the Complaining Minority Stockholders’ consent card, you have the right to change your mind and revoke your consent to the Proposals. Whether or not you have signed the Complaining Minority Stockholders’ consent card, we urge you to mark the “YES, REVOKE MY CONSENT” boxes on the enclosed GOLD consent revocation card (the “Consent Revocation Card”) from the Board and to sign, date and mail the card in the postage-paid envelope provided. Even if you have not submitted the Complaining Minority Stockholders’ consent card, it will help us keep track of the progress of the consent process if you submit a Consent Revocation Card. Regardless of the number of Shares you own, your consent revocation is important. Please act today.

If your Shares are held in “street name,” only your broker, bank or other nominee can exercise your right to revoke a consent with respect to your Shares. Please contact your broker, bank or other nominee and instruct it to submit a GOLD Consent Revocation Card on your behalf today.

This Consent Revocation Statement and enclosed GOLD Consent Revocation Card are first being mailed to the Company’s stockholders on or about January [●], 2018.

Important Notice regarding the Availability of consent revocation Materials in opposition to the consent solicitation by the Complaining Minority Stockholders:

In accordance with the rules of the SEC, the Company is advising its stockholders of the availability on the Internet of the Company’s consent revocation materials in opposition to the consent solicitation by the Complaining Minority Stockholders. These rules allow companies to provide access to proxy and consent materials in one of two ways, and because the Company has elected to utilize the “full set delivery” option, the Company is delivering, to all stockholders, paper copies of the consent revocation materials, as well as providing access to those materials on a publicly accessible website. Under Delaware law, the Proposals may become effective if valid, unrevoked consents signed by the holders of a majority of the outstanding Shares as of November 16, 2017 are delivered to the Company within sixty (60) days of the earliest-dated consent delivered to the Company. This Consent Revocation Statement and Consent Revocation Card are available at http://calmaretherapeutics.com/investors/sec.html.

If you have any questions about giving your consent renovation or otherwise require assistance, please call or contact:

Harkins Kovler, LLC

1 Rockefeller Plaza

10th Floor

New York, NY 10020

Telephone: +1 (212) 468-5380

FAX: +1 (212) 468-5381

Email: cttc@harkinskovler.com

which has been retained by the Company to solicit Consent Revocation Cards.

On Behalf of the Board of Directors

/s/ Conrad Mir

Fairfield, Connecticut	Conrad Mir

January [●], 2018	Calmare Therapeutics Incorporated, Chief Executive Officer

DESCRIPTION OF THE Complaining Minority Stockholders CONSENT STATEMENT

As set forth in the Complaining Minority Statement filed by the Complaining Minority Stockholders on December 5, 2017 with the SEC, the Complaining Minority Stockholders are asking you for your written consent as to the following proposals, which the Company strongly believes are not in the best interests of the Company and its stockholders:

Proposal No. 1 Removal of Four of the Five Existing Directors of the Company: This Proposal provides for the removal without cause of the four directors of the five-member Board who are not affiliated with the Minority Complaining Stockholders. As described above (under “Proposal No. 1”) are the reasons that the Company and a majority of the existing Board oppose this proposal.

Proposal No. 2 Election of Nominees: This Proposal is to elect five nominees of the Complaining Minority Shareholders in case Minority Stockholders’ Proposal 1 is approved. (One of these nominees currently is a director.) The name of each nominee is set forth in the Complaining Stockholders Statement. It can be noted that three of these five persons were members of the Board during part or all of the time for which the Complaining Minority Stockholders are objecting.

Proposal No. 3 Amendment to Bylaws Fixing the Number of Directors: This proposal will fix the number of directors on the Board at five (5) directors.

Proposal No. 4 Amendment to Bylaws Regarding Change in Number of Directors: The Complaining Minority Stockholders are seeking to amend the Company’s Bylaws to require the unanimous vote of all the members of the Board for any amendment by the Board to the Bylaws which would change the number of directors constituting the Board. The Company opposes this proposal for the reasons set forth above under “Proposal No. 4”.

Proposal No. 5 Amendment to Bylaws Regarding Vacancies: The Complaining Minority Stockholders are seeking to amend Section 2.01 of the Company’s Bylaws so that only Calmare stockholders (and not the Board) can fill any vacancies on the Board created as a result of death, resignation, disqualification, removal or otherwise. The Company opposes this proposal for the reasons set forth above under “Proposal No. 5”.

Proposal No. 6 Repeal of Additional Bylaws or Bylaw Amendments: Stockholders are being asked to adopt a resolution which would repeal each provision of the Company’s Bylaws or amendments of the Bylaws that have been adopted after October 10, 2010 (and before the effectiveness of the foregoing Proposals and the seating of the Complaining Minority Stockholders’ Nominees on the Board. There is no disclosure of what provisions this resolution would repeal. The Company opposes this proposal for the reasons set forth above under “Proposal No. 6”.

REASONS TO REJECT THE Complaining Minority Stockholders’ PROPOSALS

The Proposals submitted by the Complaining Minority Stockholders would, among other things, remove all current directors, except for Stan Yarbro, of the Company and replace them with the Complaining Minority Stockholders’ nominees. Doing so would harm the Company because as set forth above, in the Company’s opinion, the Complaining Minority Stockholders’ nominees would not act in the best interests of the Company because they are looking for short-term gains that will harm the Company’s long-term growth. For example, certain Complaining Minority Stockholders have disclosed material non-public information to certain stockholders and the Complaining Minority Stockholders do not have experience selling regulated medical devices. The Complaining Minority Stockholders would abandon the Company’s five-year turnaround plan that is expected to achieve desired results by the end of this calendar year (2018).

The Board strongly believes that the Minority Consent Solicitation is not in the best interests of the Company’s stockholders.

We urge stockholders to reject the Complaining Minority Statement and revoke any consent previously submitted.

Please do not delay. In order to ensure that the Board is able to act in your best interests, please mark, sign, date and return the enclosed GOLD Consent Revocation as promptly as possible.

BACKGROUND OF THE CONSENT SOLICITATION

From March 2012 to present Stan Yarbro has been a director of the Company, and has not opposed any actions of the Board or of the Company during that time.

On June 30, 2017, and as amended on September 21, 2017, the Complaining Minority Stockholders filed their initial statement of ownership on Schedule 13D, reflecting its investment and ownership in the Company.

Also on June 30, 2017, Stanley Yarbro (on behalf of the Complaining Minority Stockholders) sent a letter to the Board expressing concerns regarding the Company. On or about July 14, 2017, Mr. Yarbro followed up with a letter to Calmare management requesting a meeting with the Board to discuss the issues raised in the initial Schedule 13D.

On or about August 11, 2017, Mr. Yarbro, again on behalf of the Complaining Minority Stockholders, presented the Company’s Secretary with Notice of Stockholder Proposal to Nominate Directors for Election at Annual Meeting in accordance with the Company’s Bylaws proposing for nomination a slate of five individuals to serve as directors of the Company.

On or about August 18, 2017, the Company agreed to a meeting between Company management and the Complaining Minority Stockholders to take place on Thursday, August 24, 2017 at the offices of the Company. On the afternoon of August 22, 2017, the Company indicated that the meeting needed to be rescheduled due to unforeseen scheduling conflicts concerning Company operational matters. The Company offered to have a conference call with the Complaining Minority Stockholders at a mutually agreeable time, but the Complaining Minority Stockholders rejected this offer and failed to provide any time at which they were willing to be available.

During this period, Mr. Yarbro made informal requests for a stockholder list, which the Company did not provide. Mr. Yarbro, through counsel, made a formal demand under Section 220 of the General Laws of the State of Delaware to review the stockholder list of the Company.

On October 3, 2017, Mr. Yarbro filed suit in Delaware Chancery Court to obtain the stockholder list. On October 27, 2017, a hearing was held to determine whether Mr. Yarbro was entitled to the stockholder list. The court ordered the Company to deliver the list of stockholders to Mr. Yarbro, and on November 21, 2017, the Company delivered the stockholder list.

On November 22, 2017, the Complaining Minority Stockholders filed their preliminary Minority Consent Statement with the SEC. On December 4, 2017, the Complaining Minority Stockholders filed an amended preliminary Minority Consent Statement in response to comments from the SEC. On December 5, 2017, the Complaining Minority Stockholders filed their definitive Minority Consent Statement, and distributed this Statement on December 5, 2017.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION STATEMENT

Q: Who is making this Consent Revocation Solicitation?

A: The Company’s existing Board of Directors.

Q: What is the Company asking you to do?

A: You are being asked (i) to NOT return any consent card solicited by the Complaining Minority Stockholders and (ii) to revoke any consent that you may have delivered in favor of any of the Minority Proposals by executing and delivering the GOLD Consent Revocation Card as discussed below.

Q: If I have already delivered a consent, is it too late for me to change my mind?

A: NO, it is not too late to change your mind. Until the requisite number of duly executed, unrevoked consents are delivered to the Company in accordance with both the Delaware General Corporation Law (the “DGCL”) and the Company’s organizational documents, the consents will not be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by executing and delivering a GOLD Consent Revocation Card as discussed in the following questions.

Q: What is the effect of delivering a GOLD Consent Revocation Card?

A: By marking the “YES, REVOKE MY CONSENT” boxes on the enclosed GOLD Consent Revocation Card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to the Complaining Minority Stockholders or the Company. Even if you have not submitted a Complaining Minority Stockholders consent card, you may submit a GOLD Consent Revocation Card. Even if you have not previously submitted a Complaining Minority Stockholders consent card, by submitting the GOLD Consent Revocation Card, you will help us keep track of the progress of the consent process.

Q: What is the Board’s recommendation?

A: The Board has determined that the Proposals are not in the best interests of the Company or its stockholders. Accordingly, the Board urges you to reject the Minority proposals and to revoke any consent previously submitted, as described immediately below.

Q: What should I do to revoke my consent?

A: Mark the “YES, REVOKE MY CONSENT” boxes next to each proposal listed on the GOLD Consent Revocation Card. Then, sign and date the enclosed GOLD Consent Revocation Card and return it TODAY or as soon as possible to the Company’s proxy solicitor, Harkins Kovler, LLC, in the envelope provided. It is important that you sign and date the GOLD Consent Revocation Card.

Q: Who is entitled to consent, withhold consent or revoke a previously given consent with respect to the Proposals contained in the Complaining Minority Statement?

A: Only the holders of record of the Shares as of the close of business on November 16, 2017, are entitled to consent, withhold consent or revoke a previously given consent with respect to the Proposals contained in the Complaining Minority Statement. The Company will be soliciting consent revocations from stockholders of record as of the close of business on November 16, 2017, and only holders of record of Shares as of the close of business on November 16, 2017, may execute, withhold or revoke consents with respect to the Consent Solicitation. You may execute, withhold or revoke consents at any time before or after November 16, 2017, provided that any such consent or revocation will be valid only if you were a holder of record of Shares on November 16, 2017, and the consent or revocation was otherwise valid.

Q: When should I return my GOLD Consent Revocation Card?

A: RIGHT AWAY. In order for the Proposals to be adopted, the Company must receive valid, unrevoked consents executed by the holders of a sufficient number of Shares within sixty (60) days of the earliest-dated consent delivered to the Company. Because the Proposals could become effective before the expiration of the sixty (60)-day period, you should promptly return the GOLD Consent Revocation Card.

Q: What happens if I do nothing?

A: If you do not execute and send in any consent that the Complaining Minority Stockholders sent you, you will effectively be voting AGAINST the Proposals. Even if you have not consented to the Minority Proposals, we would prefer that you submit a GOLD Consent Revocation Card to help us keep track of the progress of the consent process.

If you have validly executed and delivered a consent card that the Complaining Minority Stockholders sent you, doing nothing further will mean that you have consented to the Complaining Minority Stockholders’ Proposals, which means you will effectively be voting FOR the Minority Proposals. If you have executed and delivered a consent card that the Complaining Minority Stockholders sent you, the Board urges you to revoke any such consent previously submitted by executing and delivering the GOLD Consent Revocation Card.

Q: Who should I call if I have questions about the solicitation?

A: If you have any questions regarding this Consent Revocation Statement or about submitting your GOLD Consent Revocation Card, or otherwise require assistance, please call or contact the Company’s proxy solicitor:

Harkins Kovler, LLC

1 Rockefeller Plaza

10th Floor

New York, NY 10020

Telephone: +1 (212) 468-5380

FAX: +1 (212) 468-5381

Email: cttc@harkinskovler.com

THE CONSENT PROCEDURE

Voting Securities and Record Date

The Company does not believe the Complaining Minority Stockholders have followed the appropriate procedures to establish November 16, 2017 as the record date. However, the Company will seek consent revocations for all stockholders of record as of the close of business on November 16, 2017, for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the Proposals. This is not an agreement to November 16, 2017 as the appropriate record date by the Company. As of the close of business on November 16, 2017, there were 30,376,639 Shares outstanding, each entitled to one vote per Share. Only record holders of Shares as of the close of business on November 16, 2017, are eligible to execute, withhold or revoke consents in connection with the Minority Consent Solicitation and this Consent Revocation Statement. Persons beneficially owning Shares through a broker, bank or other nominee, should contact such broker, bank or other nominee and instruct it to execute the GOLD Consent Revocation Card on their behalf. You may execute, withhold or revoke consents at any time before or after November 16, 2017, provided that any such consent, withholding or revocation will be valid only if you were a holder of record of Shares on the proper record date and the consent or revocation is otherwise valid.

Effectiveness of Consents

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if consents in writing setting forth the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company’s certificate of incorporation does not prohibit stockholder action by written consent. To be effective, the Proposals require consents signed by stockholders representing a majority of the Shares outstanding as of the close of business on the proper record date.

Furthermore, under Section 228 of the DGCL, all consents will expire unless valid, unrevoked consents representing at least a majority of the Shares outstanding as of the proper record date are delivered to the Company within sixty (60) days of the earliest-dated consent delivered to the Company.

Because the Proposals contained in the Complaining Minority Stockholders Consent Statement could become effective before the expiration of the sixty (60)-day period set forth in Section 228 of the DGCL, WE URGE YOU TO ACT PROMPTLY TO RETURN THE GOLD CONSENT REVOCATION CARD.

Effect of GOLD Consent Revocation Card

A stockholder may revoke any previously signed consent by completing, signing, dating and returning to the Company a GOLD Consent Revocation Card. Technically a consent also may be revoked by delivery of a written revocation of your consent to the Complaining Minority Stockholders. However, to assure proper tabulation and recording, stockholders are urged to deliver all consent revocations to the Company, c/o Harkins Kovler, LLC, 1 Rockefeller Plaza, 10th Floor, New York, NY 10020. The Company requests that if a revocation is instead delivered to the Complaining Minority Stockholders, a copy of the revocation also be delivered to the Company, c/o Harkins Kovler, LLC, at the address set forth in the preceding sentence, so that the Company will be aware of all revocations.

Unless you specify otherwise, by signing and delivering the GOLD Consent Revocation Card, you will be deemed to have revoked consent to all of the Minority Proposals.

Any consent revocation may itself be revoked by marking, signing, dating and delivering a written revocation of your GOLD Consent Revocation Card to the Company or to the Complaining Minority Stockholders or by delivering to the Complaining Minority Stockholders a subsequently dated consent card that the Complaining Minority Stockholders sent to you.

The Company has retained Harkins Kovler, LLC to assist in communicating with stockholders in connection with the Complaining Minority Stockholders Consent Solicitation and to assist in our efforts to obtain consent revocations. If you have any questions regarding this Consent Revocation Statement or about submitting your GOLD Consent Revocation Card, or otherwise require assistance, please call Harkins Kovler, LLC at +1 (212) 468-5380.

You are urged to carefully review this Consent Revocation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged NOT to sign any consent cards sent by the Complaining Minority Stockholders. Instead, the Company urges you to reject the solicitation efforts of the Complaining Minority Stockholders by promptly completing, signing, dating and mailing the enclosed GOLD Consent Revocation Card to Harkins Kovler, LLC, 1 Rockefeller Plaza, 10th Floor, New York, NY 10020. Please be aware that if you sign a consent card sent by the Complaining Minority Stockholders but do not check any of the boxes on the card, you will be deemed to have consented to all of the Minority Proposals in the Complaining Minority Statement.

Results of the Complaining Minority Stockholders Statement

The Company will retain an independent inspector of elections in connection with the Complaining Minority Stockholders Consent Solicitation. The Company intends to notify stockholders of the results of the Complaining Minority Statement by issuing a press release, which it also will file with the SEC as an exhibit to a Current Report on Form 8-K.

SOLICITATION OF CONSENT REVOCATION

Cost and Method

The cost of the solicitation of consent revocations will be borne by the Company. The Company estimates that the total expenditures relating to the Company’s solicitation of consent revocations (other than salaries and wages of officers and employees) will be approximately $[●], of which approximately $[●] has been spent as of the date hereof. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit consent revocations in person, or by telephone, facsimile, email, internet, text messaging, or other forms of electronic communication.

The Company has retained Harkins Kovler, LLC as proxy solicitors, at a fee estimated not to exceed $[●], plus reasonable out-of-pocket expenses, to assist in this solicitation of revocations. In addition to the use of the mails, revocation requests may be solicited by Calmare by facsimile, telephone, email and other electronic channels of communications, in-person discussions and by advertisements. Harkins Kovler, LLC will also assist Calmare in Calmare’s communications with its stockholders with respect to the Consent Revocation Statement and such other advisory services as may be requested from time to time by Calmare. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding Calmare’s Consent Revocation Statement materials to, and obtaining instructions relating to such materials from, beneficial owners of the Shares. In addition, Harkins Kovler, LLC and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. Harkins Kovler, LLC has advised the Company that approximately [●] of its employees will be involved in the solicitation of revocations by Harkins Kovler, LLC on behalf of the Company.

Participants in the Company’s Solicitation of Consent Revocations

Under applicable regulations of the SEC, four of the Company’s five directors and the two executive officers of the Company are deemed “participants” in the Company’s Consent Revocation Statement. Please refer to Appendix A for information about our directors and executive officers who may be deemed to be participants.

APPRAISAL RIGHTS

Holders of Shares do not have appraisal rights under the DGCL in connection with this solicitation of consent revocations.

CURRENT DIRECTORS OF THE COMPANY

Conrad Mir, 49, has been a director, President and Chief Executive Officer of the Company since October 2013. He has over twenty years of investment banking, financial structuring, and corporate reengineering experience. He has served in various executive management roles and on the Board of Directors of several companies in the biotechnology industry. From December 2012 until September 2013, Mr. Mir served as the Chief Financial Officer of Pressure BioSciences, Inc., (OTCQB: PBIO), a sample preparation company advancing its proprietary pressure cycling technology. From June 2011 until October 2012, Mr. Mir was Chairman and Chief Executive Officer of Genetic Immunity, Inc., a plasmid, DNA company in the HIV space. From November 2008 until May 2011, Mr. Mir served as Executive Director of Advaxis, Inc., (OTCQB: ADXS), a vaccine biotechnology company. Over the last ten years, he was responsible for raising more than $40 million in growth capital and broadening corporate reach to new investors and current shareholders. Mr. Mir has worked for several investment banks including Sanford C. Bernstein, First Liberty Investment Group, and Nomura Securities International. He holds a BS/BA in Economics and English with special concentrations in Mathematics and Physics from New York University.

We believe Mr. Mir’s qualifications to serve on our Board of Directors include his proven track record in executive management in biotechnology and medical device companies, capital raising, financial instrument structuring and corporate reengineering.

Peter Brennan, CFA, 62, has been a director of the company since June 2011. Mr. Brennan is a New York based investor who has worked over 30 years in the investment management business as an analyst and portfolio manager. In 2004 he founded Damel Investors LLC, a private partnership which invests in small technology companies. Mr. Brennan received his MBA from the University of Chicago in 1979 and his BA from Haverford College in 1977. He is a member and past Chairman of the Corporate Governance Committee of the New York Society of Security Analysts and received the 2001 Volunteer of the Year award from the NYSSA. Mr. Brennan was a member of the US Advocacy Committee of the CFA Institute and was a founding member of the Capital Markets Policy Council of the CFA Institute for Market Integrity, the global advocacy committee of the CFA Institute.

We believe Mr. Brennan’s qualifications to serve on our Board of Directors include expertise in working with small medical device companies as well as his experience in the investment community and as an investor in the pharmaceutical, medical device and health care industries.

Rustin R. Howard, 61, has been a director of the company since October 2007. Mr. Howard is the chairman of the Board of Directors of Deep Gulf, Inc., which builds energy transportation systems and associated facilities to serve niche economies. Mr. Howard also serves on the Board of Directors of Silver Bullet Technology, Inc. Silver Bullet, builds and sells software for the banking and payment processing industry. In 1990, he founded and served as Chief Executive Officer and Chairman of the Board of Directors of Phyton, Inc., the world leader in the use of proprietary plant cell fermentation technology, that is used for production of paclitaxel, the active ingredient of Bristol-Myers Squibb’s (NYSE:BMY) multi-billion dollar anticancer drug, Taxol®. Phyton was sold to DFB Pharmaceuticals, Inc. in 2003. Previously, Mr. Howard served as President and Chief Executive Officer of BioWorks Inc., a biotechnology company he founded to develop, produce, and sell products that replace chemical pesticides. Mr. Howard earned his MBA from Cornell University’s Johnson Graduate School of Management, where he focused his studies on entrepreneurship, and managing innovation and technology.

We believe Mr. Howard’s qualifications to serve on our Board of Directors include his expertise in biotechnology and product development as well as his experience in technology and high-growth business development.

Carl D. O’Connell, 54, has been a director of the Company since January 2013, having served as its President and Chief Executive Officer from November 2012 to September 2013. Mr. O’Connell has 30 years of experience in the healthcare field and 20 years as a leader in the medical device arena. Prior to joining the Company, Mr. O’Connell held executive positions for top global medical device and Fortune 500 companies. He recently served as President and Chief Executive Officer for the US Healthcare Division MedSurg for ITOCHU, a Japanese conglomerate, Vice President of Global Marketing for Stryker Spine, and President of Carl Zeiss Surgical, the market leader in optical digital solutions for Neurosurgery, Spine, Ophthalmology, ENT and Dentistry.

We believe Mr. O’Connell’s qualifications to serve on our Board of Directors include his proven track record in commercializing medical technologies as well as building effective and profitable sales and distribution organizations.

Stanley K. Yarbro, Ph.D., 68, has been a director of our Company since March 2012. Mr. Yarbro has extensive experience in market development of high technology solutions to a worldwide customer base. He recently retired as executive vice president, worldwide field operations, for Varian Semiconductor Equipment Associates, a position he had held since 2004. Prior to Varian, Mr. Yarbro served in various executive capacities at KLA-Tencor Corporation, in the semi-conductor industry. He currently serves on the board Carbon Design Innovations and has previously served on the boards of FSI International, Electrogas, Inc. and Molecular Imaging where he worked closely with the organizations to develop and improve sales, product and marketing strategies. Mr. Yarbro holds a Ph.D. in Analytical Chemistry from Georgia Institute of Technology and a B.S. in Chemistry from Wake Forest University.

Although we originally believed that Stanley Yarbro was qualified to serve on our Board of Directors, his subsequent actions, some of which are described in this Consent Revocation Statement, lead us to believe that his service on the Board is not in the best interests of the Company and its shareholders.

NAMED EXECUTIVE OFFICERS OF THE COMPANY

Conrad Mir, 49, has been a director, President and Chief Executive Officer of the Company since October 2013. He has over twenty years of investment banking, financial structuring, and corporate reengineering experience. He has served in various executive management roles and on the Board of Directors of several companies in the biotechnology industry. From December 2012 until September 2013, Mr. Mir served as the Chief Financial Officer of Pressure BioSciences, Inc., (OTCQB: PBIO), a sample preparation company advancing its proprietary pressure cycling technology. From June 2011 until October 2012, Mr. Mir was Chairman and Chief Executive Officer of Genetic Immunity, Inc., a plasmid, DNA company in the HIV space. From November 2008 until May 2011, Mr. Mir served as Executive Director of Advaxis, Inc., (OTCQB: ADXS), a vaccine biotechnology company. Over the last ten years, he was responsible for raising more than $40 million in growth capital and broadening corporate reach to new investors and current shareholders. Mr. Mir has worked for several investment banks including Sanford C. Bernstein, First Liberty Investment Group, and Nomura Securities International. He holds a BS/BA in Economics and English with special concentrations in Mathematics and Physics from New York University.

Thomas P. Richtarich, 65, Chief Financial Officer, joined the Company in January 2016. Mr. Richtarich has held roles in corporate financial management for public and privately held companies for over twenty years. Prior to joining CTI, Mr. Richtarich has run his own consulting firm, serving as the Chief Financial Officer for his clients and providing assistance to clients in the areas of financial management, strategic planning, capital fund raising, compensation/benefits, talent management and marketing. During 2014 through 2015, Mr. Richtarich served as Director of Finance, Human Resources, and Administration and Chief Financial Officer of ReadMe Systems, Inc., a privately held company, where his efforts led to a revitalization of the company through capital raises and employee recruitment. From 2009 through 2013, Mr. Richtarich served as Director – Human Resources and Administration and Corporate Secretary of TranSwitch Corporation, a public company. During this tenure, Mr. Richtarich managed strategic restructuring, compliance with SEC requirements, benefits programs, and talent acquisition. Mr. Richtarich began his professional career with Southern New England Telephone in various positions in strategic planning, marketing and sales each providing him with progressively increasing management and leadership responsibilities. Mr. Richtarich received his Bachelor of Arts in Political Science from Fairfield University and his Master’s in Business Administration from the University of Connecticut Graduate School of Business.

CORPORATE GOVERNANCE

Board Independence

Three of members of the Board – Rustin Howard, Carl O’Connell, and Stanley Yarbro - are considered to be independent directors.

Board Meetings

The Board currently consists of five members. During fiscal year 2016, the Board met six times. Each director attended not less than 75% of the aggregate number of meetings, and the committees on which they served after becoming a member of the Board or committee.

Committees of the Board

The Board has three committees, with current membership as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Stanley Yarbro	Carl O’Connell	Rustin Howard

Rustin Howard	Stanley Yarbro	Carl O’Connell

Carl O’Connell	Rustin Howard	Stanley Yarbro

Peter Brennan

During the fiscal year ended December 31, 2016, the board of directors met six times.

The Audit Committee held six meetings during the fiscal year ended December 31, 2016. The Compensation Committee held one meeting in conjunction with Board meetings in 2016. The Nominating and Corporate Governance committee each held one meeting during fiscal year ended December 31, 2016. We expect all directors to attend the next Annual Meeting barring unforeseen circumstances or irresolvable conflicts.

Audit Committee

The function of the Audit Committee is to assist the Board in fulfilling its responsibility to the shareholders relating to our corporate accounting matters, financial reporting practices, and the quality and integrity of our financial reports. The Audit Committee’s purpose is to assist the Board with overseeing:

●	the reliability and integrity of our financial statements, accounting policies, internal controls and disclosure practices;
●	our compliance with legal and regulatory requirements, including our disclosure controls and procedures;
●	our independent auditor’s qualifications, engagement, compensation, and independence;
●	the performance of our independent auditor; and
●	the production of an annual report of the Audit Committee for inclusion in our annual proxy statement.

The Audit Committee is to be comprised of not less than three independent directors. The Board has determined that each member of the Audit Committee is an independent director in accordance with applicable legal or regulatory requirements. It has also determined that each member is financially literate. Its members have identified Mr. Howard as an audit committee financial expert, as so defined by the SEC.

Compensation Committee

The purpose of the Compensation Committee is to:

●	review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation;
●	review and approve the compensation of our other officers based on recommendations from the CEO;
●	review, approve and make recommendations to the Board with respect to incentive compensation plans or programs, or other equity-based plans or programs, including but not limited to our Annual Incentive Plan, and our 401(k) Plan; and
●	produce an annual report of the Compensation Committee on executive compensation for inclusion in our annual proxy statement.

The Compensation Committee is to be comprised of not less than three of our independent directors. The Board has determined that each member of the Compensation Committee is an independent director in accordance with applicable legal or regulatory requirements.

Nominating and Corporate Governance Committee

The purpose of the Nominating Committee is to:

●	identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;
●	recommend to the Board, candidates for all directorships to be filled by the Board or our shareholders;
●	recommend to the Board, and in consultation with the chairman, which member(s) can and may be appointed to committees of the Board and the chairpersons thereof, including filling any vacancies;
●	develop and recommend to the Board a set of corporate governance principles applicable to us;
●	oversee, evaluate and monitor the Board and its individual members, and our corporate governance principles and procedures; and
●	fulfill such other duties and responsibilities as may be set forth in its charter or assigned by the Board from time to time.

The Nominating Committee is to be comprised of not less than three independent directors. The Board has determined that each member of the Nominating Committee is an independent director in accordance with applicable legal or regulatory requirements.

The Nominating Committee will consider nominees recommended by shareholders but have not designated any special procedures shareholders need to follow to submit those recommendations. The Nominating Committee has not designated any such procedures because as discussed below under the heading “Shareholder Communications with Directors,” shareholders are free to send written communications directly to the Board, committees of the Board, and/or individual directors, at our corporate address in care of our Secretary.

Corporate Governance

The Company’s Corporate Governance Principles, Corporate Code of Conduct, the Committee Charters for the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors, the unofficial restated Certificate of Incorporation and the Bylaws are all available on our website at www.calmaretherapeutics.com/investors/governance.html.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

As of December 31, 2016, and December 31, 2015, the Company has $431,300 and $308,400, respectively, owed in fees to current directors, which are accounts payable.

As of December 31, 2016, and December 31, 2015, $2,598,980 of the outstanding notes payable were payable to related parties; $2,498,980 to the Chairman of our Board, Peter Brennan, and $100,000 to another director, Stan Yarbro. Accrued interest on these Notes, which are in categorized as accrued liabilities, was $615,000 and $28,000, respectively as of December 31, 2016, and $465,000 and $22,000, respectively, as of December 31, 2015. In addition, the Company has recorded additional interest on Mr. Brennan’s Notes, pending negotiations, of $1,432,000 as of December 31, 2016, and $1,007,000 as of December 31, 2015.

On September 15, 2015, the Company announced the appointment of Stephen J. D’Amato, M.D. as chief medical officer of the Company. During 2010, Calmar Pain Relief, LLC, purchased 10 Calmare devices from the Company for an aggregate purchase price of $550,000. Additionally, during 2016 and 2015, Calmar Pain Relief purchased certain supplies from the Company totaling $3,200 and $1,900, respectively. Dr. D’Amato is one of the managing members of Calmar Pain Relief, LLC.

On October 15, 2015, the Company entered into a consulting agreement with VADM Robert T. Conway, Jr., U.S. Navy, (Ret) (the “Admiral”), a former member of the Company’s Board of Directors. The agreement is for one year and includes compensation of a monthly retainer fee of $7,500 and a five-year warrant to purchase 167,000 shares of common stock of the Company, fully vested on the date of issuance, at a strike price of $.60 per share. As a result of this agreement, the Board of Directors determined that the Admiral is no longer an independent director of the Company. On January 19, 2017, the Admiral resigned from the Board of Directors. As of January 19, 2017, the Company has $30,000 in consulting fees payable to the Admiral.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own during the fiscal year ended December 31, 2016, all such reports were timely filed.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders and other interested parties may send correspondence by mail to the full Board or to individual directors. Shareholders should address such correspondence to the Board or the relevant Board members in care of: Calmare Therapeutics Incorporated, 1375 Kings Hwy., Suite 400, Fairfield, CT 06824, Attention: Secretary.

All such correspondence will be compiled by our Secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the Board, one of the committees of the Board, or a member thereof for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by the officers or their designees and will be forwarded to such persons accordingly.

COMPENSATION DISCUSSION AND ANALYSIS

We have a standing Compensation Committee on our Board. Our President, or in the absence of a President, our Chief Executive Officer, makes recommendations to the committee as to employee benefit programs and officer and employee compensation. The Company’s compensation program consists of base salary, bonus, stock options, other incentive awards and other benefits, which the Committee generally reviews annually. The Committee’s overall philosophy is to align compensation with our business strategy and to support achievement of our long-term goals. In order to attract and retain competent executives, we believe it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid to executives with comparable qualifications and experience. The Committee annually reviews all compensation plans to assure effectiveness and fiduciary responsibility.

Components of Compensation Program

Annual Base Salary. The Company provides officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for officers are determined for each executive based on his or her position and responsibility using (i) market data, (ii) an internal review of the executive’s compensation, both individually and relative to other executive officers, and (iii) the individual performance of the executive.

Incentive Stock Options. In August 2016, the Board approved the 2016 Stock Option Plan. This Plan gives the Board the capability to promote high performance and achievement of corporate goals by all employees, encourage the growth of shareholder value, and allow all employees to participate in the long-term growth and profitability of the Company. At the Company’s Annual Meeting on November 9, 2016, the proposal to approve the 2016 Stock Option Plan did not receive the affirmative vote of a majority of outstanding shareholders. No options were issued in 2017. In 2018, the Board will consider the adoption of a 2018 Stock Option Plan.

Annual Cash Bonus. In addition to the competitive annual base salary, we intend to reward executive officers each year for the achievement of specific goals, which may be financial, operational or technological. We consider objectively measurable goals, such as obtaining new investment capital, negotiating valuable contracts and achieving research and regulatory milestones, and more subjective goals, such as quality of management performance and consistency of effort. The Company’s objectives include operating, strategic and financial goals the board considers critical to the Company’s overall goal of building shareholder value. Our recommendations for cash bonuses also take into account the Company’s liquidity and capital resources in any given year.

In August 2015, the Compensation Committee of the Board of Directors reviewed the performance of the Chief Executive Officer over the previous 18 months. Based on this performance, the Committee, which included Stanley Yarbro, recommended that the Board award the Chief Executive Officer 40% of the allowable bonus, which amounted to $53,000. The Committee, which included Stanley Yarbro, also recommended that the Board extend the contract of the Chief Executive Officer until September 30, 2016. Both recommendations were approved by the Board, which included two of the Minority Complaining Stockholders: Robert Conway and Stanley Yarbro.

In November 2016, the Compensation Committee of the Board of Directors reviewed the performance of the Chief Executive Officer over the previous 18 months. Based on this performance, the Committee, which included Stanley Yarbro, recommended that the Board award the Chief Executive Officer 20% of the allowable bonus, which amounted to $54,000. The Committee, which included Stanley Yarbro, also recommended that the Board extend the contract of the Chief Executive Officer. Both recommendations were approved by the Board.

Benefits. The Company provides executive officers with retirement and other personal benefits. These include medical, dental, vision, life, AD&D, short-term disability and long-term disability insurance, as well as a Company sponsored 401(k) plan. The Committee believes that these benefits are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for all positions. Officers are eligible to receive the same health and welfare benefits that are generally available to other employees and they contribute to their benefit premium on the same terms as other employees under the same plan and level of coverage.

Assessment of Risk. In the design of executive compensation plans, the Committee considers the desired behavior the Committee wants to incent and how that behavior relates to increasing shareholder value. The Committee does not feel that there are any compensation-related risks that are reasonably likely to have a material effect on the Company.

The annual base salaries and annual cash bonus targets for our current executive officers are shown in the table below.

Executive Officer	Annual Base Salary	Cash Bonus Target

Conrad F. Mir	$270,000	100%
Thomas P. Richtarich	150,000	40%

*     Mr. Mir has deferred and accrued a total of nine and a half months of salary that has not been paid by the Company.

**   Mr. Richtarich has deferred and accrued a total of nine and a half months of salary that has not been paid by the Company so as not to burden the Company.

The following table summarizes the total compensation awarded to, earned by or paid by us for services rendered by the 4 highest paid ($100,000 or more) employees that served during the years ended December 31, 2016 and December 31, 2015.

Name and Principal Position	Year ended	Salary		Bonus	Option Awards (4)	All Other Compensation	Total

Conrad F. Mir (1)*	12/31/2016		$225,000	$54,000	$		$279,000
Director, President and Chief Executive Officer	12/31/2015		$270,747	$53,000	$		$323,747

Thomas P. Richtarich (2)**	12/31/2016		$113,017				$113,017
Chief Financial Officer

Ian Rhodes (3)
Former Executive Vice President	12/31/2015		$146,689				$146,689
and Chief Financial Officer		$

(1)	Mr. Mir joined the Company in September 2013.
(2)	Mr. Richtarich joined the Company in January 2016.
(3)	Mr. Rhodes joined the Company in May 2014 and resigned as Chief Financial Officer in January 2016.
(4)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of these options can be found in Note 14 to our financial statements included in our 2015 Form 10-K.

Grants of Plan-Based Awards

During the quarter ended December 31, 2013, the Company granted 1,000,000 options to Conrad Mir. As approved by the Board which included one of the Minority Complaining Stockholders (Stanley Yarbro), these options vest over a four (4) year period, with 200,000 options vested upon issuance.

During the quarter ended June 30, 2014, the Company granted 300,000 options to Ian Rhodes. As approved by the Board, these options granted were expected to vest over a four (4) year period, with 60,000 options vested upon issuance. Upon his resignation on January 8, 2016, the 180,000 unvested options were forfeited. Additionally, the 120,000 vested options all expired 90 days from his resignation, per the Option Agreement.

Outstanding Equity Awards at December 31, 2016

Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Price	Option Expiration Date
Conrad Mir	1,000,000	0	0.08	10/1/18

(1) Option awarded under the 2011 Employees’, Directors’ and Consultants’ Stock Option Plan, with one of the Minority Complaining Stockholders (Stanley Yarbro) voting to approve the options.

Director Compensation

Each of our non-employee directors is paid an annual cash retainer of $10,000, paid quarterly in arrears, for their services to the Company. In addition, directors are issued shares of common stock pursuant to our 1996 Directors Stock Participation Plan, as amended, and are granted stock options to purchase common stock pursuant to our 2000 Directors Stock Option Plan, both as described below. In addition, the Chairman of the Board, if a non-employee, is paid fees for the additional responsibilities and time commitments required of him. These fees are equal to an additional $5,000 cash retainer, in addition to the amount noted above and an additional $500 for each Board meeting attended.

Each non-employee director is also paid $1,000 for each Board meeting attended and $500 for each committee meeting attended. All directors are reimbursed for out-of-pocket expenses incurred to attend Board and committee meetings.

On the first business day of January, each non-employee director who had been elected by the stockholders and had served at least one full year as a director, is issued a number of shares of common stock equal to the lesser of $15,000 divided by the per share fair market value of such stock on the issuance date, or 2,500 shares. If a non-employee director were to leave the Board after serving at least one full year, but prior to the January issuance date, we will issue shares of common stock to the director on a pro-rata basis up to the termination date.

Non-employee directors were granted 10,000 fully vested, non-qualified stock options to purchase our common stock on the date the individual was first elected as a director, whether by the stockholders or by the Board, and were granted 10,000 options on the first business day of January thereafter, provided the individual was still a director. The stock options granted were at an exercise price not less than 100% of the fair market value of the common stock at the grant date and had a term of five years from date of grant; options granted under earlier, now expired plans had ten year terms. If an individual’s directorship terminated because of death or permanent disability, the stock options may be exercised within one year after termination. If the termination was for any other reason, the stock options may be exercised within 180 days after termination. However, the Board had the discretion to amend previously granted stock options to provide that such stock options may continue to be exercisable for specified additional periods following termination. In no event may a stock option be exercised after the expiration of its term.

Three of the Minority Complaining Stockholders (Stanley Yarbro, Robert Conway, and Steven Roehrich) have been participants in these plans for cash fees and stock options without any objection. Mr. Mir has not participated in these plans.

The following table summarizes the total compensation awarded to, earned by or paid by us for services rendered during fiscal years ended December 31, 2016 and December 31, 2015, to the non-employee Board of Director members:

Name	Year Ended	Fees Earned or Paid in Cash(1)	Option Awards (2)	Other Equity Compensation (3)	Total
Peter Brennan(4)	12/31/2016	$22,500	$	$475	$22,975
	12/31/2015	$18,000	$	$475	$18,475

Robert T. Conway, Jr. (5)	12/31/2016	$15,000	$	$475	$15,475
	12/31/2015	$3,500	$	$475	$3,975

Rustin Howard	12/31/2016	$21,000	$	$475	$21,475
	12/31/2015	$15,000	$	$475	$15,475

Carl O’Connell	12/31/2016	$16,000	$	$475	$16,475
	12/31/2015	$12,000	$	$475	$12,475

Steven Roehrich(6)	12/31/2016	$20,000	$	$475	$20,475
	12/31/2015	$10,000	$	$475	$10,475

Stan Yarbro, Ph.D.	12/31/2016	$28,400	$	$475	$28,875
	12/31/2015	$21,400	$	$475	$21,875

(1)   In 2015, Mr. Roehrich, one of the Minority Complaining Stockholders, received $10,000 in cash. No other cash payments were made to directors for fees during 2015. No cash payments were made to directors for fees during 2016.

(2)   In August 2016, each director serving on January 2, 2016 received a stock option for 10,000 shares of common stock for services rendered in 2015 at $0.1427 per share under the 2016 Stock Option Plan approved by the Board of Directors in August 2016. Because the 2016 Stock Option Plan was not approved by the stockholders at the Company’s Annual Meeting in November 2016, these options were cancelled. No stock options were awarded to Directors in 2017 for services rendered in the prior year.

3) Each director serving on January 2, 2016 received 2,500 shares of common stock for services rendered during 2015. The fair market value of the stock was $0.19 per share. Each director serving on January 2, 2017 received 2,500 shares of common stock for services rendered during 2016. The fair market value of the stock was $0.19 per share.

(4) Mr. Brennan has served as Chairman since May of 2012.

(5) Mr. Conway resigned as a Director on January 19, 2017.

(6) Mr. Roehrich resigned as a Director on January 19, 2017.

Outstanding Equity Awards at December 31, 2016 to Non-Employee Directors

Name	Number of Securities Underlying Unexercised Options		Option Exercise Price		Option Expiration Date
Peter Brennan	10,000	(2)		$0.170	1/2/20
	10,000	(2)		$0.320	1/2/19
	2,500	(2)		$0.170	8/9/18
	10,000	(2)		$0.501	1/1/18
	10,000	(2)		$1.260	1/2/17
Robert T. Conway, Jr. (3)	0		$
Rustin Howard	10,000	(2)		$0.170	1/2/20
	10,000	(2)		$0.320	1/2/19
	10,000	(2)		$0.501	1/1/18
	10,000	(2)		$1.260	1/2/17
	10,000	(1)		$2.290	10/5/17
	10,000	(1)		$1.510	1/2/18
	10,000	(1)		$1.005	1/2/19
	10,000	(1)		$1.870	1/4/20
Carl O’Connell	10,000	(2)		$0.170	1/2/20
	2,500	(2)		$0.320	1/2/19
Steven Roehrich (4)	0		$
Stan Yarbro	10,000	(2)		$0.170	1/2/20
	10,000	(2)		$0.320	1/2/19
	10,000	(2)		$0.501	1/1/18
	10,000	(2)		$1.130	2/28/17

(1) These stock options were granted pursuant to our 2000 Directors Stock Option Plan. The shares vested immediately on issuance.

(2) These stock options were granted pursuant to our 2011 Employees’ Directors’ and Consultants’ Stock Option Plan. The shares vested immediately on issuance.

(3) Mr. Conway resigned as a Director on January 19, 2017.

(4) Mr. Roehrich resigned as a Director on January 19, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information indicates the beneficial ownership of our stock by each director nominee, and by each person known to us to be the beneficial owner of more than 5% of our outstanding stock. The indicated owners, which have sole voting and investment power, have furnished such information to us as of July 17, 2017, except as otherwise indicated in the footnotes.

Names of Beneficial Owners (and address, if ownership is more than 5%)	Amount Beneficially Owned	(1)	Percent (%)	(2)
Directors
Peter Brennan	3,799,596	(3)(4)	11.6
Rustin Howard	131,176	(3)(5)	*
Conrad Mir	1,309,686	(3)(6)	4.2
Carl O’Connell	30,625	(3)(7)	*
Stan Yarbro	285,980		*

Officers
Thomas P. Richtarich	0	(3)(8)	*

Directors and officers total:	5,271,083		15.6

Five percent beneficial owners
Joseph M Finley (9)
Suite 2300, 150 South Fifth St., Minneapolis, MN 55402	1,621,153		5.2

Bard Associates, Inc. (10)
135 South LaSalle Street, Suite 3700 Chicago, IL 60603	2,500,025		8.2

William Austin Lewis IV (11)	9,792,989		25.0
500 5th Avenue, Suite 2240, New York, NY 10110

HK Opportunity Group, LLC (11)	3,529,412		10.4
1225 Johnson Ferry Rd., Suite 160, Marietta, GA 30068

Joseph J. Prischak (13)	3,565,412		10.5
2425 W. 23rd St., Erie, PA 16506

* Less than 1%

(1) Designated person or group has sole voting and investment power.

(2) Pursuant to SEC Rule 13d-3, amounts shown include common shares that may be acquired by a person within 60 days of October 7, 2016. Therefore, the column titled “Percent (%)” has been computed based on (a) 28,966,639 common shares actually outstanding as of December 31, 2016; and (b) solely with respect to the person whose Rule 13d-3 Percentage Ownership of common shares is being computed, common shares that may be acquired within sixty (60) days of December 31, 2016 upon exercise of options, warrants and/or convertible debt held only by such person.

(3) Persons listed below have the right to acquire the listed number of shares upon exercise of stock options:

Name	Right to Acquire
Peter Brennan	42,500
Rustin Howard	82,500
Conrad Mir	800,000
Carl O’Connell	12,500
Stan Yarbro	50,000
Director total	977,500

Thomas P. Richtarich	0
Officers total (excluding Conrad Mir shown above)	0

(4) Peter Brennan is the beneficial owner of Damel Diversified LP, Damel Partners LP, and Lisl Brennan Family Trust 2005. Peter Brennan beneficially owns 1,409,615 shares (including the 42,500 stock options referenced in footnote 3 above) and has the right to acquire an additional 2,379,981 shares upon conversion of $2,498,980 of convertible debt.

(5) Rustin Howard beneficially owns 38,676 shares and has the right to acquire 82,500 shares upon exercise of stock options referenced in footnote 3 above.

(6) Conrad Mir beneficially owns 509,686 shares and has the right to acquire 800,000 shares upon exercise of stock options referenced in footnote 2 above.

(7) Carl O’Connell beneficially owns 5,625 shares and has the right to acquire 12,500 shares upon exercise of stock options referenced in footnote 3 above.

(8) Thomas P. Richtarich beneficially owns 0 shares.

(9)Joseph Finley beneficially owns 1,087,613 shares and has the right to acquire an additional 185,714 shares upon the exercise of stock warrants and 347,826 shares upon conversion of $80,000 of convertible debt.

(10) Information is based on a Schedule 13G filed with the SEC on February 1, 2016. Bard Associates beneficially own 2,500,025 shares.

(11) William Austin Lewis IV beneficially owns 1,177,500 shares and has the right to acquire 8,058,823 shares upon conversion of $1,752,941 of convertible debt.

(12) HK Opportunity Group, LLC has the right to acquire 3,529,412 shares upon conversion of $705,882 of convertible debt.

(13) Joseph J. Prischak beneficially owns 36,000 shares and has the right to acquire 3,529,412 shares upon conversion of $705,882 of convertible debt.

(14) LP Funding, LLC beneficially owns 1,400,000 shares.

On July 17, 2017, the stock transfer records maintained by us with respect to our Preferred Stock showed that the largest holder of Preferred Stock owned 500 shares; the largest owner of Class C Convertible Preferred Stock owned 375 shares. No directors own Preferred Stock.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

Stockholder Proposals Submitted Pursuant to Rule 14a-8 of the Exchange Act

To be considered for inclusion in next year’s Proxy Statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act, and acted upon at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), stockholder proposals must be submitted in writing to the attention of our Secretary at our principal office, no later than one hundred and twenty (120) calendar days prior to the anniversary of the date of our prior annual meeting. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery. Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from the Company’s proxy materials for the 2018 Annual Meeting if such proposals are not in compliance with applicable requirements of the Exchange Act.

Director Nominations and Stockholder Proposals Not Submitted Pursuant to Rule 14a-8 of the Exchange Act

Our Amended and Restated Bylaws also establish advance notice procedures with regard to stockholder proposals or director nominations that are not submitted for inclusion in the Proxy Statement. With respect to such stockholder proposals or director nominations, a stockholder’s advance notice must be made in writing, must meet the requirements set forth in our Amended and Restated Bylaws and must be delivered to, or mailed by first class United States mail, postage prepaid, and received by, our Corporate Secretary at our principal office no earlier than January 15, 2018 and no later than the close of business on February 15, 2018. However, in the event the 2018 Annual Meeting is scheduled to be held on a date before May 15, 2018, or after June 15, 2018, then such advance notice must be received by us not later than the close of business no earlier than one hundred fifty (150) days and no later than ninety (90) days before the 2018 Annual Meeting.

General Requirements

Each proposal submitted must be a proper subject for stockholder action at the meeting, and all proposals and nominations must be submitted to: Corporate Secretary, Calmare Therapeutics Incorporated, 1375 Kings Hwy., Suite 400, Fairfield, CT 06824. The stockholder proponent must appear in person to present the proposal or nomination at the meeting or send a qualified representative to present such proposal or nomination. If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of Rule 14a-8 of the Exchange Act or our Bylaws, the stockholder will not be permitted to present the proposal or nomination for a vote at the meeting.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a stockholder who wishes to present a proposal before the 2018 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of stockholder proposals and proposed director nominations, the proxies that our Board solicits for the 2018 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In order to reduce costs and in accordance with SEC rules, we deliver only one Consent Revocation Statement to multiple shareholders sharing an address, unless we receive contrary instructions from one or more of such shareholders. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to the Company at the telephone number and address noted below, a separate copy of our consent revocation statement to each shareholder at a shared address to which a single copy of the documents are delivered. Stockholders who wish to receive a separate copy of our proxy statement and annual report in the future should contact the Company by calling (203) 368-6044 or writing, Calmare Therapeutics Incorporated, 1375 Kings Hwy., Suite 400, Fairfield, CT 06824. Shareholders sharing an address who currently receive multiple copies of proxy statements and annual reports, but who wish to receive only a single copy of such materials, can request that only a single copy be provided by contacting the Company at the same number or address.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.calmaretherapeutics.com, through which you can access our SEC filings. The information set forth on our website is not part of this consent revocation statement.

FORWARD-LOOKING STATEMENTS

This Consent Revocation Statement includes “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this consent revocation statement regarding our financial position, business strategy and plans and objectives of management for future operations and capital expenditures are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct.

IMPORTANT

The Board urges you NOT to return any consent card solicited sent to you by the Complaining Minority Stockholders. If you have previously returned any such consent card sent by the Complaining Minority Stockholders, you have every right to revoke your consent. Simply complete, sign, date and mail the enclosed GOLD Consent Revocation Card in the postage-paid envelope provided, whether or not you previously returned the consent card sent by the Complaining Minority Stockholders.

If you have any questions or need assistance revoking your consent on your Shares, please call or contact:

Harkins Kovler, LLC

1 Rockefeller Plaza

10th Floor

New York, NY 10020

Telephone: +1 (212) 468-5380

FAX: +1 (212) 468-5381

Email: cttc@harkinskovler.com

which has been retained by the Company to solicit Consent Revocation Cards.

Appendix A

SUPPLEMENTAL INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICIATION OF CONSENT REVOCATIONS

The following tables (“The Directors” and “Executive Officers and Employees”) and the text preceding the tables set forth list the name and business address of the directors of the Company and the name, present principal occupation and business address of the Company’s executive officers and employees who, under SEC rules, are considered to be participants in the Company’s solicitation of consent revocations from its stockholders in connection with the Complaining Minority Statement (collectively, the “Participants”).

The Directors

The principal occupations of the Company’s directors listed below are included in the biographies under the section above titled “Current Directors of the Company.” The business addresses for each of these directors is c/o Calmare Therapeutics Incorporated, 1375 Kings Hwy., Suite 400, Fairfield, CT 06824.

Name
Peter Brennan
Rustin Howard
Conrad Mir
Carl O’Connell

Executive Officers and Employees

The executive officers of the Company who are considered Participants, as well as their positions with the Company, which constitute their respective principal occupations, are listed below. The business address for each of these executive officers is c/o Calmare Therapeutics Incorporated, 1375 Kings Hwy., Suite 400, Fairfield, CT 06824.

Name	Title
Conrad Mir	Chief Executive Officer
Thomas Richtarich	Chief Financial Officer

Information Regarding Ownership of Company Securities By Participants

The number of shares of the Company’s common stock beneficially held as of December 31, 2016 by its directors and those executive officers who are Participants appears in the “Security Ownership of Certain Beneficial Owners and Management” section of this Consent Revocation Statement. Except as described in this Appendix A or otherwise in this consent revocation statement, none of the persons listed above in “The Directors” and “Executive Officers and Employees” owns any debt or equity security issued by us of record that he or she does not also own beneficially.

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Transactions in the Company’s Securities by Participants—Last Two Years

Each of the director Participants received 2,500 Shares on each of January 2, 2016 and January 2, 2017. Conrad Mir received 442,751 Shares in 2016 in place of cash bonuses Mr. Mir was awarded by the Board. Mr. Mir also had 200,000 options to purchase Shares become exercisable in October 2017.

Miscellaneous Information Regarding Participants

Except as described in this Consent Revocation Statement or this Appendix A, to the Company’s knowledge: none of the Participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries, (ii) has purchased or sold any of such securities within the past two years, or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or this Consent Revocation Statement, no associates of a “participant” beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or this Consent Revocation Statement, neither we nor any of the “participants” have a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon in the Complaining Minority Stockholders Consent Solicitation. In addition, neither the Company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in Appendix A or this Consent Revocation Statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or the Company’s affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

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PRELIMINARY CONSENT REVOCATION CARD

SUBJECT TO COMPLETION DATED JANUARY [●], 2018

CALMARE THERAPEUTICS INCORPORATED

CONSENT REVOCATION CARD – GOLD

CONSENT REVOCATION

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

CALMARE THERAPEUTICS INCORPORATED

The undersigned, a holder of shares of common stock, par value $0.01 per share (the “Shares”), of Calmare Therapeutics Incorporated (the “Company”), acting with respect to all Shares held by the undersigned at the close of business on November 16, 2017, hereby acts as follows concerning the proposals of the Calmare Committee to Restore Stockholder Value (the “Complaining Minority Stockholders”) set forth on the reverse side.

Important Notice Regarding the Availability of Materials for the

Notice of Consent Revocation Solicitation

The Consent Revocation Statement is available at:

http://calmaretherapeutics.com/investors/sec.html

THE BOARD OF DIRECTORS OF THE COMPANY

URGES YOU TO MARK THE “YES, REVOKE MY

CONSENT” BOXES

[X] Please mark votes as in this example.

Proposal No. 1 Removal of Conrad Mir, Peter Brennan, Rustin Howard and Carl O’Connell: This Minority Proposal provides for the removal without cause of four of the five directors of the Company.

YES, REVOKE MY CONSENT [ ]

NO, DO NOT REVOKE ANY PRIOR CONSENT [ ]

Proposal No. 2 Election of Nominees: This Minority Proposal is to elect the following five Nominees of the Minority Complaining Stockholders to fill the vacancies if Proposal 1 is approved: (i) Stanley Yarbro, 68, (ii) Robert Conway, 67, (iii) Steve Roehrich, 67, (iv) Robert Davis, 60, and (v) Benjamin Large, 38.

YES, REVOKE MY CONSENT [ ]

NO, DO NOT REVOKE ANY PRIOR CONSENT [ ]

1

IF YOU WISH TO REVOKE CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED OR REFERENCED IN PROPOSAL #2, BUT NOT ALL OF THEM, CHECK THE “YES, REVOKE MY CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU WANT TO BE REMOVED IN THE FOLLOWING SPACE:________________________________________________________________________

Proposal No. 3 Amendment to Bylaws Fixing the Number of Directors: Fix the number of directors on the Board at five directors.

YES, REVOKE MY CONSENT [ ]

NO, DO NOT REVOKE ANY PRIOR CONSENT [ ]

(Continued and to be signed on the reverse side)

Proposal No. 4 Amendment to Bylaws Regarding Change in Number of Directors: This Minority Proposal attempts to amend the Company’s Bylaws to require the unanimous vote of all the members of the Board for any amendment by the Board to the Bylaws, which would change the number of directors constituting the Board.

YES, REVOKE MY CONSENT [ ]

NO, DO NOT REVOKE ANY PRIOR CONSENT [ ]

Proposal No. 5 Amendment to Bylaws Regarding Vacancies: This Minority Proposal attempts to amend Section 2.01 of the Company’s Bylaws so that only Company stockholders (and not the Board) can fill any vacancies on the Board created as a result of death, resignation, disqualification, removal or otherwise. If this Minority Proposal is revoked (as requested by the Company), the Board will continue to be able to fill any such vacancy by a majority vote of the remaining directors.

YES, REVOKE MY CONSENT [ ]

NO, DO NOT REVOKE ANY PRIOR CONSENT [ ]

Proposal No. 6 Repeal of Additional Bylaws or Bylaw Amendments: This Minority Proposal attempts to repeal each provision of the Company’s Bylaws or amendments of the Bylaws that are adopted after October 10, 2010 (the last date of changes) and before the effectiveness of the foregoing Proposals, and it does not disclose what provisions it would repeal.

YES, REVOKE MY CONSENT [ ]

NO, DO NOT REVOKE ANY PRIOR CONSENT [ ]

THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES FOR ALL PROPOSALS.

2

UNLESS OTHERWISE INDICATED ABOVE, THIS CONSENT REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH HEREIN. UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS CONSENT REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL OF THE PROPOSALS SET FORTH HEREIN. IN ORDER FOR THE CONSENT REVOCATION TO BE VALID, IT MUST BE SIGNED. PLEASE MARK, SIGN, DATE AND MAIL THIS CONSENT REVOCATION USING THE POSTAGE-PAID ENVELOPE PROVIDED.

Dated:

Signature:

Printed Name:

Signature (2d owner, if any):

Printed Name:

(Please sign exactly as shown on your stock certificate. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

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